UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2004

RENT-WAY, INC. 401(k) RETIREMENT SAVINGS PLAN

(Exact name of registrant as specified in its charter)

Not Applicable	0-22026	Not Applicable

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

One RentWay Place, Erie, Pennsylvania	16505

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 455-5378

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On June 18, 2004, the Rent-Way, Inc. 401(k) Retirement Savings Plan (the “Plan”) engaged the accounting firm of Malin, Bergquist & Company, LLP as its new independent public accountants. The Plan dismissed its former independent public accountants, PricewaterhouseCoopers LLP, on June 22, 2004. The decision to change the independent public accountants for the Plan was approved by the Employee Benefits Committee of the Plan.

The reports of PricewaterhouseCoopers on the financial statements of the Plan for the past two fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Plan’s financial statements for each of the two fiscal years ended December 31, 2002 and 2001 and in the subsequent period from January 1, 2003 through and including June 22, 2004, there were no disagreements between the Plan and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the matter in their reports on the financial statements.

During the two fiscal years ended December 31, 2002 and 2001 and the subsequent period from January 1, 2003 to June 22, 2004, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Plan has not consulted with Malin Bergquist during the last two fiscal years ended December 31, 2002 and 2001 or during the subsequent interim period from January 1, 2003 to June 18, 2004, on either the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plan’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Plan has requested PricewaterhouseCoopers to furnish a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers agrees with the statements made above. PricewaterhouseCoopers has furnished such letter which the Plan has filed an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers LLP dated June 22, 2004 regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   RENT-WAY, INC. 401(k) RETIREMENT SAVINGS PLAN

Date: June 22, 2004 By: /S/ WILLIAM E. MORGENSTERN
William E. Morgenstern
Chairman of the Board and Chief Executive
Officer of Rent-Way, Inc.

Exhibit Index

Exhibit No	Description
16.1	Letter of PricewaterhouseCoopers LLP dated June 22, 2004 regarding change in certifying accountant